Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 18, 2007, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333 - 144520) and related Prospectus of Intellon Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Jacksonville, Florida

September 28, 2007